EXHIBIT 99.1

CERTIFICATION

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “Act”), in his capacity as the plan administrator of the Medicis Pharmaceutical Corporation 401(k) Plan (the “Plan”), that, to his knowledge, the Annual Report for the Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K and shall not, except to the extent required by such Act, be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this statement has been provided to Medicis Pharmaceutical Corporation and will be retained by Medicis Pharmaceutical Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: January 9, 2004

By:	/s/ MARK A. PRYGOCKI, SR.

Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of Medicis Pharmaceutical Corporation, issuer of the securities held pursuant to the Plan (Plan Administrator)